Exhibit 23

            Consent of Independent Registered Public Accounting Firm

We consent to the  incorporation  by  reference  in the  following  Registration
Statements:

      (1) Registration Statement (Form S-8 No. 333-64659) pertaining to Bluegreen Corporation 1995 Stock Incentive Plan, Bluegreen
            Corporation 1998 Non-employee Director Stock Option Plan and Bluegreen Corporation Retirement Savings Plan,

      (2)   Registration   Statement   (Form  S-8  No.   333-127114)   Bluegreen
            Corporation 2005 Stock Incentive Plan, and

      (3)   Registration   Statement   (Form  S-8  No.   333-151121)   Bluegreen
            Corporation 2008 Stock Incentive Plan

of our report dated June 20, 2008, with respect to the financial statements and schedule of the Bluegreen Corporation Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2007.


                                                /s/ ERNST & YOUNG LLP
                                                Certified Public Accountants

West Palm Beach, Florida
June 20, 2008